EXHIBIT 99.2 - MACROPORT’S HISTORICAL AUDITED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
MacroPort, Inc.

We have audited the accompanying balance sheets of MacroPort, Inc. as of December 31, 2006 and 2005, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MacroPort, Inc. as of December 31, 2006 and 2005, and the results of operations and cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

Hein and Associates, LLP
Irvine, CA

August 9, 2007

MACROPORT, INC.
BALANCE SHEETS

	December 31,
	2006	2005

ASSETS

Current assets:
Cash and cash equivalents	$84,092	$844,222
Trade receivables	30,932	41,440
Inventories	2,061	5,480
Prepaid expenses and other current assets	12,712	11,273
Total current assets	129,797	902,415

Fixed assets, net	10,036	11,650
Total assets	$139,833	$914,065

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Trade payables and accrued expenses	$118,067	$32,600
Accrued compensation expenses	18,795	-
Total current liabilities	136,862	32,600

Commitments and contingencies (Note 7)

Series A convertible preferred stock, $0.0001 par value, 4,275,000 authorized, 2,596,500 issued and outstanding at December 31, 2006 and 2005; liquidation value of $1,442,500 at December 31, 2006 and 2005	1,391,190	1,394,283

Stockholders' deficit:
Common stock $0.0001 par value, 20,000,000 authorized, 4,499,998 shares issued and outstanding at December 31, 2006 and 2005	450	450
Additional paid-in capital	167,205	120,167
Accumulated deficit	(1,555,874)	(633,435)
Total stockholders' deficit	(1,388,219)	(512,818)
Total liabilities and stockholders’ deficit	$139,833	$914,065

The accompanying notes are an integral part of these financial statements.

MACROPORT, INC.
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2006	2005

Net sales	$527,354	$120,022

Cost of sales	334,221	75,621

Gross profit	193,133	44,401

Operating expenses:
Selling and marketing	260,104	169,135
General and administrative	371,016	191,562
Research and development	506,272	238,807
Total operating expenses	1,137,392	599,504

Operating loss	(944,259)	(555,103)

Other income (expense):
Interest income	23,245	6,549
Interest expense	(625)	(143)
Total other income (expense)	22,620	6,406

Net loss before income taxes	(921,639)	(548,697)
Provision for income taxes	800	800

Net loss	$(922,439)	$(549,497)

The accompanying notes are an integral part of these financial statements.

MACROPORT, INC.
STATEMENTS OF STOCKHOLDERS’ DEFICIT

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balances at December 31, 2004	4,399,998	$350	$109,650	$(83,938)	$26,062
Issuance of restricted common stock for cash	100,000	100	4,900	-	5,000
Stock-based compensation expense	-	-	5,617	-	5,617
Net loss	-	-	-	(549,497)	(549,497)
Balances at December 31, 2005	4,499,998	$450	$120,167	$(633,435)	$(512,818)
Stock-based compensation expense	-	-	47,038	-	47,038
Net loss	-	-	-	(922,439)	(922,439)
Balances at December 31, 2006	4,499.998	$450	$167,205	$(1,555,874)	$(1,388,219)

The accompanying notes are an integral part of these financial statements.

MACROPORT, INC.
STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2006	2005

Operating activities
Net loss	$(922,439)	$(549,497)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	5,388	3,686
Related-party loan forgiveness in exchange for consulting services	-	26,111
Non-cash compensation expense	47,038	5,617
Changes in operating assets and liabilities:
Trade receivables	10,508	(34,840)
Inventories	3,419	(3,455)
Prepaid expenses and other current assets	(1,439)	(11,273)
Trade payables and accrued expenses	85,467	13,600
Accrued compensation expenses	18,795	(3,563)
Cash used by operating activities	(753,263)	(553,614)

Investing activities
Capital expenditures	(3,774)	(15,336)
Cash used by investing activities	(3,774)	(15,336)

Financing activities
Net proceeds (costs) from the issuance of preferred stock	(3,093)	1,394,283
Net proceeds from related-party notes receivable	-	13,889
Issuance of restricted common stock for cash	-	5,000
Cash provided (used) by financing activities	(3,093)	1,413,172

Increase (decrease) in cash and cash equivalents	(760,130)	844,222

Cash and cash equivalents at beginning of year	844,222	-

Cash and cash equivalents at end of year	$84,092	$844,222

Supplemental disclosures of cash flow information:

Cash paid during the year for:
Interest	$625	$315
Income taxes	$800	$800

The accompanying notes are an integral part of these financial statements.

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Note 1 - Organization and Significant Accounting Policies

Organization

MacroPort, Inc. ("MacroPort" or "Company") is a mobile media technology company focused on the design, development and commercialization of new technologies, methods and techniques to bring mobile content to the market. The Company is at the forefront of simplifying access and usability to sophisticated wireless content such as multimedia, video and much more. MacroPort is also the first company to offer mobile technology software solutions that enable ease-of-use advanced mobile features and functions.

MacroPort, based in Mountain View, California, was incorporated in California in 2001 to provide mobile technology software and content services. The Company currently offers mobile content services, including, but not limited to, mobile strategy, memory card procurement, memory card burning and production, packaging, printing, and retail distribution. Additionally, the Company offers application development services.

The Company’s business model was developed around intellectual property (“IP”) driven products sold primarily to original equipment manufacturers (“OEM”) including operating system developers, mobile operators, device manufacturers and content publishers.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

Reverse Stock Split

On February 25, 2005, the Company effected a reverse stock split of its common stock at a ratio of 22:1. All prior share amounts have been restated to reflect the reverse stock split.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments. Highly liquid investments include debt securities with remaining maturities when acquired of three months or less when acquired. They are stated at cost, which approximates market value.

Fair value of Financial Instruments

The carrying value of cash and cash equivalents, trade receivables and payables, prepaid expenses and other current assets, other payables and accruals approximates fair value due to the short period of time to maturity.

Concentration of Credit Risk and Major Customers

Financial instruments that subject the Company to credit risk are cash balances maintained in excess of federal depository insurance limits and trade receivables.

Cash and Cash Equivalents. The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. As of December 31, 2006 and 2005, the Company had balances of approximately $3,270 and $759,073, respectively, which were not guaranteed by FDIC. The Company has not experienced any losses in such accounts and believes the exposure is minimal.

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Major Customers and Trade Receivables. A relatively small number of customers account for a significant percentage of the Company’s sales. The percentage of sales derived from significant customers is as follows:

	Year Ended December 31,
	2006	2005
Customer A	34%	98%
Customer B	30%	-
Customer C	10%	-

Trade receivables from these customers totaled $30,932 and $41,440 at December 31, 2006 and 2005, respectively. As of December 31, 2006 and 2005, all the Company's trade receivables were unsecured. The risk with respect to trade receivables is mitigated by credit evaluations performed on customers and the short duration of payment terms extended to customers.

Inventories

Inventories consist of memory cards and flash cards, which are stated at the lower of cost or net realizable value, with cost computed on a first-in, first-out basis. Although the Company periodically analyzes its inventory for obsolete, slow-moving or defective items, the Company has not identified any such obsolete, slow-moving or defective inventory to date.

Fixed Assets

Fixed assets, stated at cost, are depreciated over the estimated useful lives of the assets using the straight-line method over three years. Significant improvements and betterments are capitalized. Routine repairs and maintenance are expensed when incurred. Gains and losses on disposal of fixed assets are recognized in the statement of operations based on the net disposal proceeds less the carrying amount of the assets.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”), if indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through the undiscounted future operating cash flows. If impairment is indicated, the Company measures the amount of such impairment by comparing the assets’ carrying value to the assets’ present value of the expected future cash flows. The Company has not identified any such impairment losses to date.

Preferred Stock Accounting Treatment

As of December 31, 2006 and 2005, pursuant to the Emerging Issues Task Force (“EITF”) EITF 00-19, Accounting for Derivative Financial Instruments (“EITF 00-19”), and EITF Topic D-98, Classification and Measurement of Redeemable Securities (“Topic D-98”), the Company’s Series A convertible preferred stock (“Series A Stock”) was reported as temporary equity, as a result of the stock being conditionally redeemable at the holder’s option.

Revenue Recognition and Allowance for Doubtful Accounts and Returns Allowances

Revenue Recognition. MacroPort generates revenues by (i) product sales including the sale of programmed memory cards and flash cards and (ii) licensed software. MacroPort recognizes revenue associated with product sales when the product is shipped and the risks and rewards of ownership have transferred to the customer. Shipping charges billed to customers are included in net sales and the related shipping costs are included in cost of sales. All internal handling charges are included with selling and marketing expenses.

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

The Company recognizes licensed software revenue in accordance with GAAP, principally:

•	Statement of Position (“SOP”) 97-2, Software Revenue Recognition, issued by the American Institute of Certified Public Accountants (“AICPA”) and interpretations;
•	AICPA SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions;” and
•	Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition in Financial Statements, issued by the United States Securities and Exchange Commission as amended by SAB No. 104.

The Company enters into contractual arrangements with end-users of its products to license its software. For each arrangement, revenues are recognized when persuasive evidence of an arrangement exists, the fees to be paid by the customer are fixed or determinable, collection of the fees is probable, delivery of the product has occurred, and no other significant obligations remain on the part of the Company.

Allowance for doubtful accounts and return allowances. The Company presents trade receivables, net of allowances for doubtful accounts and returns, to ensure trade receivable are not overstated due to uncollectibility. Allowances, when required, are calculated based on detailed review of certain individual customer accounts and an estimation of the overall economic conditions affecting the Company’s customer base. The Company reviews a customer’s credit history before extending credit. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. There was no allowance for doubtful accounts at December 31, 2006 or 2005, as management believes all of its trade receivables are collectible.

Research and Development Expenses

Research and development costs are expensed as incurred.

Advertising Costs

Advertising costs are expensed as incurred and were immaterial for both periods presented.

Employee Equity Incentive Programs

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS 123-R, Share-Based Payment (“SFAS 123(R)”). SFAS 123(R) replaces SFAS 123, Accounting for Stock-Based Compensation, and supersedes the Accounting Principles Board (“APB”) Opinion 25, Accounting for Stock Issued to Employees (“APB 25”). SFAS 123(R) requires, among other things, that all share-based payments to employees, including grants of stock options, be measured based on their grant-date fair value and recognized as expense. Effective January 1, 2006, MacroPort adopted the fair value recognition provisions of SFAS 123(R) using the modified prospective application method. Under this transition method, compensation expense recognized for the year December 31, 2006, includes the applicable amounts of: (a) compensation expense of all stock-based payments granted prior to, but not yet vested as of January 1, 2006 (based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123 and APB 25), and (b) compensation expense for all stock-based payments granted subsequent to January 1, 2006 (based on the grant-date fair value estimated in accordance with the new provisions of SFAS 123(R)). Results for periods prior to January 1, 2006, have not been restated. See Note 3.

Income Taxes

The Company accounts for income taxes under the liability method of accounting for income taxes in accordance with the provisions of SFAS 109, Accounting for Income Taxes, (“SFAS 109”). Current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax credits and loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Recent Accounting Pronouncements

On June 7, 2005, the FASB issued Statement 154, Accounting Changes and Error Corrections, a replacement of APB Opinion 20 and FASB Statement 3, (“SFAS 154”). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles were required recognition via a cumulative effect adjustment within net income (loss) of the period of the change. SFAS 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. MacroPort adopted SFAS 154 on January 1, 2006. The adoption had no impact to the Company’s financial position, results of operations or cash flows.

In June 2006, the FASB issued Interpretation 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that the Company recognize in its financial statements the impact of a tax position if that position will more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings. The Company does not expect there to be any significant impact of adopting FIN 48 on its financial position, cash flows and results of operations.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements (“SFAS 157”), which provides guidance about how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another U.S. GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007, and will be adopted by the Company January 1, 2008. The Company is currently evaluating the potential impact this standard may have on its financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

In September 2006, the SEC staff issued SAB 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 was issued to eliminate the diversity of practice in how public companies quantify misstatements of financial statements, including misstatements that were not material to prior years’ financial statements. The Company applied the provisions of SAB 108 to its annual financial statements for the year ending December 31, 2006 included herein. The adoption had no impact to the Company’s financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including the EITF), the American Institute of Certified Public Accountants (“AICPA”), and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

Note 2 - Related-Party Transactions

The Company made interest-free loans to several shareholders that totaled $40,000. During the year ended December 31, 2005, $13,889 in cash was repaid to the Company. Shareholders paid back the remaining $26,111 by providing consulting services to the Company. As such, the Company recorded the $26,111 loan repayment as a general and administrative expense included on the statement of operations during the year ended December 31, 2005.

Note 3 - Employee Equity Incentive Plans

General

The Company’s share based awards are long-term retention plans that are intended to attract, retain and provide incentives for talented employees. The Company believes its share based awards are critical to its operation and productivity. The employee share based award plans allow the Company to grant, on a discretionary basis, incentive stock options, non-qualified stock options and restricted stock.

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Prior to January 1, 2006, MacroPort accounted for its employee equity incentive plans, including stock options and restricted common stock, following the recognition and measurement principles of APB 25 and related interpretations. Accordingly, compensation expense, equal to the difference between the total exercise price and the total fair market value - for stock options and restricted common stock granted at an exercise price less than fair market value of the underlying common stock on the grant date - was amortized over the vesting period and included in the statement of operations. Effective January 1, 2006, MacroPort adopted the fair value recognition provisions of SFAS 123(R). See Note 1.

Stock Options

The Company is authorized to issue 900,000 options to purchase common shares to employees, directors and consultants under a stock option plan adopted in 2006 (the “Stock Incentive Plan”). The Stock Incentive Plan provides for the issuance of both incentive stock options (“ISO”) and nonstatutory stock options (“NSO”). NSOs may be granted to employees, directors or consultants, while ISOs may be granted only to employees. Options granted vest over a maximum period of four years and expire ten years from the date of grant. In general, most ISOs and NSOs vest 25% on the first anniversary of the date of grant and monthly thereafter.

Restricted Common Stock

During September 2005, the Company granted 100,000 shares of restricted common stock to a key employee. Nonvested shares (restricted common stock) are shares that are restricted because the agreed-upon consideration, such as employee services or performance condition, has not yet been received or achieved. Restricted common stock cannot be sold. The restriction on sale of restricted common stock is due to the forfeitability of the shares if specified events occur (or do not occur). See Note 5.

Non-Cash Compensation Expense

The following table sets forth the total stock-based compensation expense resulting from stock options and restricted common stock included in the statements of operations:

	Year Ended December 31,
	2006	2005
Selling and marketing	$16,852	$5,617
General and administrative	5,622	-
Research and development	24,564	-
Total	$47,038	$5,617

The weighted average assumptions used to value the option grants are as follows. As there were no options granted for the year ended December 31, 2005, no data is provided for stock option plans with respect to the weighted average assumptions used to value the option grants and the stock purchase plan rights.

Year Ended December 31,
2006
Weighted average estimated values per share	$0.44
Expected life in years	4.0
Expected volatility	99%
Expected dividend yield	0%
Risk free interest rate	5.5%

Future Non-Cash Compensation Expense

At December 31, 2006, the unvested stock options compensation expense is expected to be recognized over a weighted-average period of approximately 2.8 years. The unvested restricted common stock compensation expense is expected to be recognized over a weighted-average period of approximately 1.7 years. Estimated future stock-based compensation expense to be charged to operations is as follows:

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Year Ended December 31,	Restricted Stock Compensation Expense	Stock Option Compensation Expense	Total

2007	$16,852	$42,970	$59,822
2008	11,243	42,970	54,213
2009	-	19,810	19,810
2010	-	9,838	9,838
Total estimated future non- cash compensation expense	$28,095	$115,558	$143,683

Stock Option Activity and Outstanding

The following summarizes activity related to the Company’s stock options:

	Options	Weighted-Average Exercise Price

Outstanding at December 31, 2005	-	$-
Granted	334,000	0.25
Exercised	-	-
Cancelled	-	-
Outstanding at December 31, 2006	334,000	$0.25

At December 31, 2006, the Company had vested options totaling 136,889 shares with a weighted-average exercise price of $0.25.

At December 31, 2006, options to purchase 566,000 common shares were available for grant under the Stock Incentive Plan.

At December 31, 2006, the options outstanding had a weighted-average exercise life of 9.4 years.

Note 4 - Fixed Assets

Fixed assets are summarized as follows:

	December 31,
	2006	2005
Computer equipment and peripheral software	$19,110	$15,336
Less: accumulated depreciation	(9,074)	(3,686)
	$10,036	$11,650

Fixed asset depreciation expense totaled $5,388 and $3,686 for the years ended December 31, 2006 and 2005, respectively.

Note 5 - Equity

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Restricted Common Stock

During September 2005, as part of an employee offer, the Company granted 100,000 shares of restricted common stock at $0.05 per share. One third of the shares vested May 27, 2006. The remaining shares vest ratably each month over the subsequent two years. As of December 31, 2006, 58,336 shares remained unvested. See Note 4.

Series A Stock

During February 2005, the Company completed a private placement with a group of accredited investors for the sale of 2,596,500 shares of the Company’s Series A stock. The Series A Stock was priced at $0.555555 per share and the Company received proceeds of $1,442,500 less offering costs and expenses of $3,093 and $48,217 incurred during the years ended December 31, 2006 and 2005, respectively. The Company accounts for the Series A Stock as temporary equity (see Note 1) and the related offering costs as a reduction to the proceeds received.

The Company issued a total of 275,000 warrants to the Series A Stock investors on a pari passu basis to buy additional Series A Stock at $0.555555 per share. The warrants are not exercisable until March 16, 2007. Because the warrants were offered to Series A Stock investors at the same value as the Series A Stock, the warrants have no accounting value and are not reflected in the Company’s financial statements. As of December 31, 2006, all warrants remain outstanding. See Note 10.

The material terms of the Series A Stock are as follows:

Dividends. If declared by the Company’s board of directors, the holders of Series A Preferred Stock are entitled to receive per share dividends of $0.044444 per year (adjusted for stock splits, stock dividends and reclassifications), prior to the payment of any dividend on the Company’s common stock. The dividends are not cumulative. To date, the Company’s board of directors has not declared any dividends.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of the Series A Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A Stock an amount equal to $0.555555 per share (adjusted for stock splits, stock dividends and reclassifications) plus any declared but unpaid dividends. Series A Stock is entitled to receive such distribution prior and in preference to the holders of common stock. If assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Stock shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Redemption. Holders of Series A Stock may require the Company to redeem the shares no earlier than March 16, 2012 ("Redemption Date"), at a price of $0.555555 per share (adjusted for stock splits, stock dividends and reclassifications) plus any declared but unpaid dividends (“Redemption Price”). The Redemption Price is payable by the Company in cash in 36 equal monthly installments within three years of the written redemption request.

Conversion Rights. All or any portion of the stated value of the Series A Stock outstanding may be converted into common stock at anytime by the investors. The initial fixed conversion price of the Series A Stock is $0.555555 per share ("Conversion Price"). The Conversion Price is subject to anti-dilution protection adjustments, on a full ratchet basis.

Automatic Conversion. Each share of Series A Stock shall automatically be converted into shares of Common Stock, at the conversion price in effect, immediately upon the earlier of (i) the closing of a firm underwritten public offering of shares of common stock of the Company which is not less than $3.00 per share and which results in gross proceeds to the Company of not less than $10,000,000, or (ii) the date upon which the corporation obtains a majority consent of the holders of the then outstanding shares of the Series A Stock.

Voting Rights. Holders of Series A Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A Stock could be converted. Fractional shares, on an as-converted basis, shall be rounded to the nearest whole number.

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Right of First Refusal. Subject to certain conditions, the Company has granted investors who hold at least 100,000 shares of Series A Stock (adjusted for stock splits, stock dividends and reclassifications) to participate on a pari passu basis in any subsequent financing that the Company conducts.

Registration Rights. Pursuant to the terms of a registration rights agreement (“RRA”) between the Series A Stock investors and the Company, the Company is obligated to file a registration statement on Form S-3 no earlier than (i) March 16, 2008 or (ii) six months after the effective date of the first registration statement for a public offering of securities of the Company. Although the Company must use its best efforts to file as soon as practical after receipt of the request of Series A Stock investors, there are no liquidated damages specified in the RRA associated with not filing a Form S-3.

Note 6 - Income Tax

For the years ended December 31, 2006 and 2005, income tax expense amounted to $800, representing the minimum California franchise taxes.

A reconciliation of income taxes at the statutory federal income tax rate to net income tax expense included in the accompanying statements of operations is as follows:

	Year Ended December 31,
	2006	2005
U.S. federal statutory rate (%)	(34.0)	(34.0)
State statutory rate, net of federal (%)	(5.8)	(5.8)
Other (%)	0.1	0.1
Change in valuation allowance (%)	39.7	39.7
Effective tax rate	-	-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

	December 31,
	2006	2005
Deferred tax assets:
Net operating loss carryforwards	$568,000	$248,000
Other, primarily accrued expenses	22,000	(2,000)
Total deferred tax assets	590,000	246,000
Less valuation allowance	(590,000)	(246,000)
	$-	$-

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by approximately $344,000 during the year ended December 31, 2006 and $216,000 during the year ended December 31, 2005.

As of December 31, 2006, the Company had net operating loss (“NOL”) carryforwards for federal and state income tax purposes of approximately $1,426,000. The federal NOL carryforwards expire in the years 2023 through 2026, and the state NOL carryforwards expire in the years 2013 through 2016.

Utilization of the Company's net operating loss and tax credit carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration or elimination of the net operating loss and tax credit carryforwards before utilization.

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Note 7 - Commitments and Contingencies

Operating Leases

The Company is committed under a non-cancelable operating lease for its facility, which extends through April, 2007. Future minimum rental commitments as of December 31, 2006 are as follows:

Year Ending December 31,	Future Minimum Lease Payments
2007	$16,600
Thereafter	-
Total	$16,600

Subsequent to April 2007, the Company leases its facility under a month-to-month lease.

Rent expense was $49,800 for both the year ended December 31, 2006 and the year ended December 31, 2005.

Litigation, Claims and Assessments

The Company experiences routine litigation in the normal course of its business and does not believe that any pending litigation will have a material adverse effect on the Company's financial condition, results of operations or cash flows.

Note 8 - Segment and Geographic Information

Segment Information

MacroPort operates in one segment, the design, development and commercialization of mobile media technology, as defined by SFAS 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS 131”).

Geographic Information

During the years ended December 31, 2006 and 2005, all of MacroPort’s net sales were generated in the U.S., as determined by the final destination of the product.

As of December 31, 2006 and 2005, all of MacroPort’s identifiable assets were located in the U.S.

Note 9 - Employee Benefits

The Company has a defined contribution 401(k) plan for employees who are at least 21 years of age. Employees are eligible to participate in the 401(k) plan on their first day of employment at the Company. Under the terms of the plan, employees may make voluntary contributions as a percent of compensation, but not in excess of the maximum amounts allowed under the Internal Revenue Code. The Company’s contributions to the plan are discretionary and no contributions were made by the Company for the years ended December 31, 2006 or 2005.

Note 10 - Subsequent Events

Stock Option Grant

On January 15, 2007, the Board of Directors approved the issuance of 50,000 options to purchase the Company’s common stock for one executive employee. Twenty five percent of the options vest on January 15, 2008. The remaining seventy five percent of the options vest ratably each month over the subsequent three years.

MACROPORT, INC.
NOTES TO THE FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Acquisition of the Company

On June 6, 2007, the Company was acquired by Migo Software, Inc.

Cancellation of Series A Stock Warrants

As a result of the aforementioned change in control of MacroPort, all Series A Stock warrants (275,000) were cancelled.